EXHIBIT 16.1


BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
-----------------------------------------

CERTIFIED PUBLIC ACCOUNTANTS

                                                     High Ridge Commons
                                                     Suites 400-403
                                                     200 Haddonfield Berlin Road
                                                     Gibbsboro, NJ 08026


Securities and Exchange Commission
Washington, D.C. 20549


Commissioners:

We have read Cybrdi, Inc.'s statements included under Item 4.01of its Form 8-K for February 22, 2006, and we agree with such statements concerning our Firm.


Very truly yours,


                                  /S/ BAGELL, JOSEPHS, LEVINE AND COMPANY, L.LC.

                                  Bagell, Josephs, Levine and Company, L.LC.

Gibbsboro, New Jersey
March 20, 2006